Thornburg Investment Trust 485BPOS

Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thornburg Investment Trust of our report dated November 22, 2019, relating to the financial statements and financial highlights, which appears in Thornburg Short Duration Municipal Fund, Thornburg Limited Term Municipal Fund, Thornburg Intermediate Municipal Fund, Thornburg Strategic Municipal Income Fund, Thornburg California Limited Term Municipal Fund, Thornburg New Mexico Intermediate Municipal Fund, Thornburg New York Intermediate Municipal Fund, Thornburg Limited Term U.S. Government Fund, Thornburg Low Duration Income Fund, Thornburg Limited Term Income Fund, Thornburg Strategic Income Fund, Thornburg Value Fund, Thornburg International Value Fund, Thornburg Core Growth Fund, Thornburg International Growth Fund, Thornburg Investment Income Builder Fund, Thornburg Global Opportunities Fund, Thornburg Developing World Fund, Thornburg Better World International Fund, Thornburg Long/Short Equity Fund, and Thornburg Summit Fund’s Annual Report on Form N-CSR for the period ended September 30, 2019. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 28, 2020